Exhibit 10(h)(xxxi)

IDAHO POWER COMPANY

EXECUTIVE DEFERRED COMPENSATION PLAN

Effective November 15, 2000

TABLE OF CONTENTS

Page

SECTION 1 DEFINITIONS. 1

1.1        "Account". 1

1.2        "Affiliate". 1

1.3        "Beneficiary". 1

1.4        "Board". 1

1.5        "Change-in-Control". 1

1.6        "Committee". 3

1.7        "Company". 3

1.8        "Deferrable Compensation". 3

1.9        "Deferral Election". 3

1.10       "Employer". 3

1.11       "Event of Maturity". 3

1.12       "Participant". 3

1.13       "Plan". 3

1.14       "Plan Year". 3

1.15       "Termination of Employment". 3

1.16       "Trust". 4

SECTION 2 ADMINISTRATION.. 4

2.1        Administration.4

2.2        Rules and Regulations.4

2.3        Books and Records.5

2.4        Liability.5

2.5        Conflict of Interest.6

2.6        Committee.6

SECTION 3 ELIGIBILITY; DEFERRAL ELECTION.. 6

3.1        Eligibility.6

3.2        Overriding Exclusion.6

3.3        Deferral Elections.7

3.3.1     Initial Deferral Election.7

3.3.2     Deferral Elections for Subsequent Years.7

3.3.3     Timing of Deferral Elections.7

3.3.4     Payroll Deductions.8

3.3.5     FICA Taxes.8

3.3.6     No Spousal Rights.8

3.4        Part-Year Participation.8

3.5        Termination of Participation.8

SECTION 4 DEFERRED COMPENSATION ACCOUNT; TRUST.. 8

4.1        Account.8

4.2        Deemed Investment Options.9

4.2.1     Valuation of Assets.9

4.2.2     Deemed Investment Elections.9

4.3        Funding of Plan.9

4.3.1     Unfunded Obligation.9

4.3.2     Establishment of Trust.10

4.4        Assumption of Risk.10

SECTION 5 PAYMENT AMOUNT, TIME AND MANNER OF PAYMENT.. 10

5.1        Payment Amount.10

5.2        Maturity.10

5.3        Time and Form of Payments.11

5.3.1     New Designation of Form of Payment.11

5.3.2     Code §162(m) Delay.11

5.4        Determination of Annual Installment Amounts.11

5.5        Default.12

5.6        Withholding.12

SECTION 6 DEATH OR DISABILITY.. 12

6.1        Payment.12

6.2        Death.12

6.3        Beneficiaries.12

6.4        Beneficiary Designation.12

6.5        Disclaimers by Beneficiaries.13

6.6        Special Rules.13

6.7        Surviving Spouse and Installment Payments.14

6.8        Disability.14

6.9        Determination of Disability.14

SECTION 7 WITHDRAWALS. 15

7.1        Hardship Withdrawals.15

7.1.1     Financial hardship.15

7.1.2     Withdrawal Applications.15

7.1.3     Limitations. 15

7.2        Early Distribution.15

SECTION 8 AMENDMENT; TERMINATION.. 16

8.1        Amendment and Termination Generally.16

8.2        Before a Change-in-Control.16

8.2.1     Terminated Participants.16

8.2.2     Other Participants.16

8.3        After a Change-in-Control.17

8.3.1     Existing Participants.17

8.3.2     New Participants.17

8.4        No Oral Amendments.17

8.5        Plan Binding on Successors.17

8.6        Payment.17

SECTION 9 CLAIMS PROCEDURE. 18

9.1        Initial Claim.18

9.2        Denial.18

9.3        Time.18

9.4        Appeal.18

9.5        Final Decision.18

SECTION 10 GENERAL PROVISIONS. 19

10.1       Attorneys' Fees.19

10.2       Notices.19

10.3       Nontransferability; Spendthrift Provisions.19

10.4       Not an Employment Contract.19

10.5       Successors.19

10.6       Incompetence.19

10.7       Expenses.20

10.8       Governing Law.20

10.9       Unsecured General Creditor.20

10.10     Construction.20

10.10.1     ERISA Status.20

10.10.2     IRC Status.20

10.10.3     Rules of Document Construction:20

10.11     Effect on Other Plans.21

10.12     Effective Date.21

IDAHO POWER COMPANY
EXECUTIVE DEFERRED COMPENSATION PLAN

IDAHO POWER COMPANY ("Company"), hereby establishes a nonqualified, unfunded supplemental deferred compensation plan for a select group of highly compensated employees known as the Idaho Power Company Executive Deferred Compensation Plan ("Plan").  The purposes of this Plan are to provide a means whereby certain amounts payable by the Company or affiliates of the Company to a select group of management or highly compensated employees may be deferred to some future period and to attract and retain certain executive employees of outstanding competence.

SECTION 1
DEFINITIONS

The following words and phrases shall have the following meanings, unless a different meaning is plainly required by the context.  Any masculine terminology used in the Plan shall also include the feminine gender and the definition of any terms in the singular shall also include the plural.

1.1              "Account"

 means a Company internal bookkeeping account in the name of a Participant, representing the separate unfunded and unsecured general obligation of the Employer, to which shall be allocated amounts deferred by or otherwise allocated to the Participant under this Plan together with investment earnings, gains and losses.

1.2              "Affiliate"

 shall mean a business entity that is affiliated in ownership with the Company or an Employer and is recognized as an Affiliate by the Company for the purposes of this Plan.

1.3              "Beneficiary"

 shall mean the person or persons designated as such by the Participant.  Each such designation shall be filed with the Company in a form acceptable to the Company and shall become effective only when received by the Company.  Designated persons or entities shall not be considered Beneficiaries until the death of the Participant.

1.4              "Board"

 shall mean the Board of Directors of the Company.

1.5              "Change-in-Control"

 shall mean any of the following events:

(a)                the public announcement by IDACORP, Inc. or by any person (which shall not include the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company) ("Person") that such Person, who or which, together with all Affiliates and Associates (within the meanings ascribed to such terms in Rule 12b-2 of the Securities Exchange Act of 1933 [the "Exchange Act"]) of such person, shall be the beneficial owner of twenty percent (20%) or more of the voting stock of IDACORP, Inc.;
(b)               the commencement of, or after the first public announcement of any Person to commence, a tender or exchange offer the consummation of which would result in any Person becoming the beneficial owner of voting stock aggregating thirty percent (30%) or more of the then outstanding voting stock of IDACORP, Inc.;
(c)                the announcement of any transaction relating to IDACORP, Inc. required to be described pursuant to the requirements of Item 6(e) of Schedule 14A of Regulation 14A of the Securities and Exchange Commission under the Exchange Act;
(d)               a proposed change in the constituency of the Board of IDACORP, Inc., such that, during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of IDACORP, Inc. cease for any reason to constitute at least a majority thereof, unless the election or nomination for election by the shareholders of IDACORP, Inc. of each new director was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were members of the Board of IDACORP, Inc. at the beginning of the period.
(e)                IDACORP, Inc. enters into an agreement of merger, consolidation, share exchange or similar transaction with any other corporation other than a transaction which would result in IDACORP, Inc.'s voting stock outstanding immediately prior to the consummation of such transaction continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity) at least two-thirds (2/3) of the combined voting power of IDACORP, Inc.'s or such surviving entity's outstanding voting stock immediately after such transaction.
(f)                 the Board of IDACORP, Inc. approves a plan of liquidation or dissolution of the Company or IDACORP, Inc. or an agreement for the sale or disposition by the Company or IDACORP, Inc. (in one transaction or a series of transactions) of all or substantially all of the Company's or IDACORP, Inc.'s assets to a person or entity which is not an affiliate of the Company or IDACORP, Inc. other than a transaction(s) for the purpose of dividing the assets of the Company or IDACORP, Inc. into separate distribution, transmission or generation entities or such other entities as the Company or IDACORP, Inc. may determine.
(g)                Any other event which shall be deemed by a majority of the Executive Committee of the Board of IDACORP, Inc. to constitute a "Change in Control."
(h)                The acquisition of securities of Idaho Power Company representing more than fifty percent (50%) of the combined voting power of Idaho Power Company's then outstanding securities by any unrelated entity, person or group of persons acting in concert.
1.6               "Committee"

 shall mean a  Committee appointed by, or pursuant to authority of, the Board.

1.7              "Company"

 shall mean IDAHO POWER COMPANY, an Idaho corporation, or any successor corporation.

1.8              "Deferrable Compensation"

 for a Plan Year shall mean a Participant's base salary (prior to 401(k) and flexible benefit plan deductions) which would otherwise be payable to the Participant in the Plan Year and/or any bonus that would otherwise be payable to the Participant in the Plan Year.  Deferrable Compensation shall not include fringe benefits, accrued but unused leave or vacation pay, severance pay, or other similar amounts not included in a Participant's base salary or bonus.

1.9              "Deferral Election"

 shall mean the agreement executed by an eligible employee whereby an eligible employee elects to defer a portion of the applicable year's salary and/or bonus and contains such other information as is required by the Committee.

1.10          "Employer"

 shall mean the Company and any business affiliated with the Company that employs persons who are designated by the Board or the Committee for participation in this Plan.

1.11          "Event of Maturity"

shall mean any of the occurrences described in Section 5.2 by reason of which a Participant or Beneficiary may become entitled to a payment from this Plan.

1.12          "Participant"

 shall mean any employee of an Employer who has been designated by the Board or the Committee as eligible to participate in the Plan and who has executed a Deferral Election and returned it to the Committee.

1.13          "Plan"

 shall mean the Idaho Power Company Executive Deferred Compensation Plan set forth herein and as may be amended from time to time.

1.14          "Plan Year"

 shall mean the calendar year, beginning on each January 1 and ending on the following December 31.

1.15          "Termination of Employment"

 shall mean a complete severance of an employee's employment relationship with the Employers and all Affiliates, if any, for any reason other than the employee's death.  Retirement constitutes a Termination of Employment.  A transfer from employment with an Employer to employment with an Affiliate of an Employer shall not constitute  a Termination of Employment.  A decision by the Committee not to select a Participant for participation for a subsequent Plan year shall not constitute a Termination of Employment.  If an Employer who is an Affiliate ceases to be an Affiliate because of a sale of substantially all of the stock or assets of the Employer, then Participants who are employed by that Employer and who cease to be employed by the Company or an Employer on account of the sale of substantially all the stock or assets of the Employer shall be deemed to have thereby had a Termination of Employment for the purpose of commencing payments from this Plan.

1.16          "Trust"

 shall mean the trust described in Section 4.3.  The Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan.  Participants and their beneficiaries shall have no beneficial ownership interest in any assets of any such Trust.

SECTION 2
ADMINISTRATION

2.1              Administration.

  This Plan shall be administered by the Committee.  The Committee shall have full discretionary power and authority to administer and interpret the Plan, determine all factual and legal questions under the Plan, including but not limited to eligibility and the amount of benefits, maintain records, determine deemed investment sources and generally be responsible for seeing that the purposes of the Plan are accomplished.  Determinations by the Committee shall be final and binding on all parties with respect to all matters relating to the Plan unless overridden by action of the Board.  The Committee may from time to time adopt such rules and procedures as it deems appropriate to assist in the administration of the Plan.  The Committee may delegate all or part of its administrative duties to one or more persons, whether or not such persons are members of the Committee or employees of the Company.

2.2              Rules and Regulations.

 The following general rules will apply to the administration of the Plan:

(a)                No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the claims procedure.  The Committee may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Committee upon request.
(b)               All decisions on claims and on requests for a review of denied claims shall be made by the Committee.
(c)                The Plan Committee may, in its discretion, hold one or more hearings on a claim or a request for a review of a denied claim.
(d)               A claimant may be represented by a lawyer or other representative (at the claimant's own expense), but the Plan Committee reserves the right to require the claimant to furnish written authorization.  A claimant's representative shall be entitled, upon request, to copies of all notices given to the claimant.
(e)                The decision of the Committee on a claim and on a request for a review of a denied claim shall be provided to the claimant in writing.  If a decision or notice is not received by a claimant within the time specified, the claim or request for a review of a denied claim shall be deemed to have been denied.
(f)                 Prior to filing a claim or a request for a review of a denied claim, the claimant or his or her representative shall have a reasonable opportunity to review a copy of the Plan and all other pertinent documents in the possession of the Company.
(g)                The Committee may permanently or temporarily delegate its responsibilities under this claims procedure to an individual or a committee of individuals.

2.3              Books and Records.

  The Committee shall maintain records of each Participant's Account balance.  A Participant shall not be entitled to examine, audit or otherwise have access to any financial statements, bookkeeping records or other records of account pertaining to the Employer or the Plan under any circumstances whatsoever.

2.4              Liability.

  No member of the Committee and no director, officer or member of the Board of the Company or its affiliates shall be liable to any persons for any actions taken under the Plan, or for any failure to effect any of the objectives or purposes of the Plan, by reason of insolvency or otherwise.  Neither the officers nor any member of the Committee or the Board of Directors of the Company or any of its affiliates in any way secures or guarantees the payment of any benefit or amount which may become due and payable hereunder to or with respect to any Participant.  Each Participant and other person entitled at any time to payments hereunder shall look solely to the assets of the Company and its affiliates for such payments as an unsecured, general creditor.  Nothing herein shall be construed to give a Participant, Beneficiary or any other person or persons any right, title, interest or claim in or to any specific asset, fund, reserve, account or property of any kind whatsoever owned by the Company or in which it may have any right, title or interest now or in the future.  After benefits shall have been paid to or with respect to a Participant and such payment purports to cover in full the benefit hereunder, such former Participant or other person or persons, as the case may be, shall have no further right or interest in the other assets of the Company and its affiliates in connection with this Plan.

2.5              Conflict of Interest.

  If any individual to whom authority has been delegated or redelegated hereunder shall also be a Participant in this Plan, such Participant shall have no authority with respect to any matter specially affecting such Participant's individual interest hereunder or the interest of a person superior to him or her in the organization (as distinguished from the interests of all Participants and Beneficiaries or a broad class of Participants and Beneficiaries), all such authority being reserved exclusively to other individuals as the case may be, to the exclusion of such Participant, and such Participant shall act only in such Participant's individual capacity in connection with any such matter.

2.6              Committee.

  The Committee shall be the Administrator for purposes of section 3(16)(A) of the Employee Retirement Income Security Act of 1974.

SECTION 3
ELIGIBILITY; DEFERRAL ELECTION

3.1              Eligibility.

  The Committee will designate from time to time certain key employees of an Employer to be eligible to participate in the Plan.  In selecting eligible employees, the Committee shall consider the position and responsibilities of such individuals, the value of their services to the Employer, and such other factors as the Committee deems pertinent.  The Committee may rescind its designation of an eligible employee and discontinue an employee's active participation in the Plan at any time.

3.2              Overriding Exclusion.

  This Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly‑compensated employees" (a "top‑hat group") within the meaning of sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974 ("ERISA"), and therefore to be exempt from the provisions of Parts 2, 3 and 4 of Title 1 of ERISA.  Notwithstanding anything apparently to the contrary in this Plan or in any written communication, summary, resolution or document or oral communication, no individual shall be a Participant in this Plan, develop benefits under this Plan or be entitled to receive benefits under this Plan (either for the employee or survivors) unless such individual is a member of a select group of management or highly compensated employees (as that expression is used in ERISA).  If a court of competent jurisdiction, any representative of the U.S. Department of Labor or any other governmental, regulatory or similar body makes any direct or indirect, formal or informal, determination that an individual is not a member of a select group of management or highly compensated employees (as that expression is used in ERISA), such individual shall not be (and shall not have ever been) a Participant in this Plan at any time.  If any person not so defined has been erroneously treated as a Participant in this Plan, upon discovery of such error such person's erroneous participation shall immediately terminate ab initio.

3.3              Deferral Elections.

  An eligible employee may elect to participate for each Plan Year by completing a Deferral Election in a form prescribed by the Committee, signing it and returning it to the Committee.

3.3.1               Initial Deferral Election.

  As a condition of participation in this Plan, an eligible employee must complete such forms and make such elections as the Committee may require for the effective administration of the Plan.  At a minimum, the Initial Deferral Election:

(a)                shall be irrevocable for the Plan Year with respect to which it is made once it has been accepted by the Committee.

(b)        shall authorize the Employer to withhold from the Participant's Deferrable Compensation for the Plan Year a designated percentage and/or whole dollar amount to be deferred (but not less than $1,000 per Plan Year).

(b)               shall designate the form of payment (lump sum or annual installments payable over fives years) subject to the provisions of Section 5.3 hereof.

(d)        shall inform the Participant of the proper procedures, as adopted the the Committee, to designate initial deemed investments from among the deemed investment options authorized by the Committee in accordance with Section 4.2 hereof.

Only one form of payment is permitted for a Participant's entire Account.  Therefore the Participant's election as to form of payment contained in the initial Deferral Election will apply to the Participant's entire Account, including amounts deferred in subsequent years, unless a new designation of form of payment is made in accordance with Section 5.3.1 hereof.  Participants may change their deemed investment elections on a prospective basis in accordance with Section 4.2.

3.3.2               Deferral Elections for Subsequent Years.

  An employee who is eligible to continue participation in subsequent Plan Years may elect to defer compensation for a Plan Year by completing a Deferral Election in the form and manner prescribed by the Committee.  At a minimum such Deferral Election:

(a)                shall be irrevocable for the Plan Year with respect to which it is made once it has been accepted by the Committee.
(b)               shall authorize the Employer to withhold from the Participant's Deferrable Compensation for the Plan Year a designated percentage or whole dollar amount to be deferred (but not less than $1,000 per Plan Year).

3.3.3               Timing of Deferral Elections.

  With the exception of part-year participation as provided in Section 3.4, a Deferral Election must be returned before October 1 of the year prior to the Plan Year for which it is effective.  However, Deferral Elections with respect to the 2001 Plan Year must be returned before December 1, 2000.

3.3.4               Payroll Deductions.

  Each Deferral Election will authorize the Employer to withhold a percentage (in whole numbers) of, or a whole dollar amount from, a Participant's Deferrable Compensation for a Plan Year.

3.3.5               FICA Taxes.

  Amounts due for FICA taxes on the amounts deferred will be withheld from the Participant's remaining Deferrable Compensation.

3.3.6               No Spousal Rights.

  No spouse, former spouse, Beneficiary, or other person shall have any right to participate in the Participant's designation of the amount to be deferred, the deemed investments, the form of payment, or the time of payment.

3.4              Part-Year Participation.

  Beginning January 1, 2001, in the event an employee first becomes eligible to participate during a Plan Year and wishes to defer a portion of Deferrable Compensation for such calendar year, a Deferral Election must be submitted to the Committee no later than thirty (30) days following notification to the employee of eligibility to participate.  Such Deferral Election will be effective only with respect to salary which would otherwise be payable to the Participant following the submission of the Deferral Election to the Committee and it will not be effective as to any bonus paid in the Plan Year, but, attributable to services provided in the prior year.

3.5              Termination of Participation.

  A person shall cease to be a Participant as soon as all amounts credited to the Participant's Account have been paid in full.

SECTION 4
DEFERRED COMPENSATION ACCOUNT; TRUST

4.1              Account.

  Each Participant shall have an Account in this Plan.  Such Accounts will be bookkeeping accounts representing the separate unfunded and unsecured obligation of the Employer with respect to each Participant.  Amounts withheld by the Employer shall be credited to the Participant's Account as of a date determined by the Committee, and an amount equal to the amount withheld will be contributed in cash by the Employer to the Trust referenced in Section 4.3.2 hereof.  A Participant's Account balance shall be all amounts credited to the Participant's Account under this Section 4.1 plus or minus all adjustments made under Section 4.2.

4.2              Deemed Investment Options.

  From time to time, the Committee will designate the deemed investment options available under the Plan, and the procedures for Participants to make or change deemed investment elections.  Initially the deemed investment options will be all of the investments permitted under the Idaho Power Company Employee Savings Plan ("Employee Savings Plan").  The Committee may change the deemed investment options on a prospective basis at any time.  A Participant's Account balance will be adjusted each business day the New York Stock Exchange is open for business for earnings, gains and losses as if it were invested in the deemed investments elected by the Participant.

4.2.1               Valuation of Assets.

  The market value of the assets that would have been held in each of the deemed investments shall be determined by the Committee in accordance with generally accepted valuation principles, consistently applied.  In making adjustments to a Participant's Account and determining the value of assets for purposes of such adjustments, the Committee shall use methods that are comparable to those used in adjusting accounts and the valuation of assets under the Employee Savings Plan, including the extent to which expenses and other charges are taken into account in making such valuations.  The amount payable to a Participant or his Beneficiary pursuant to Sections 6.3, 6.4, or 6.5 shall be equal to the Participant's Account balance on the date of the Event of Maturity giving rise to a distribution of the Participant's Account.

4.2.2               Deemed Investment Elections.

  A Participant may elect deemed investments, and allocate how his or her Account shall be allocated among such deemed investments in accordance with procedures adopted by the Committee for making or changing the selection of deemed investments.  Such procedures may include election via an interactive voice response ("IVR") system or elections transmitted electronically. If the Participant has not made a deemed investment election, a Participant's Account balance will be adjusted as determined by the Committee in its sole discretion.

4.3              Funding of Plan.

4.3.1               Unfunded Obligation.

  The obligation of the Employers to make payments under this Plan constitutes only the unsecured (but legally enforceable) promise of the Employers to make such payments.  The Participants shall have no lien, prior claim or other security interest in any property of the Employers.  The Employers are not required to establish or maintain any fund, trust or account (other than a bookkeeping account or reserve) for the purpose of funding or paying the benefits promised under this Plan.  If such a fund is established, the property therein shall remain the sole and exclusive property of the Employers.  The Employers will pay the cost of this Plan out of their general assets.  All references to accounts, accruals, gains, losses, income, expenses, payments, custodial funds and the like are included merely for the purpose of measuring the Employers' obligation to Participants in this Plan and shall not be construed to impose on the Employers the obligation to create any separate fund for purposes of this Plan.

4.3.2               Establishment of Trust.

  In order to provide assets from which to fulfill its obligations to the Participants and their beneficiaries under the Plan, the Company shall establish a Trust by a trust agreement with a third party (the "Trustee") to which the Employers may, in their discretion, contribute cash or other property to provide for the benefit payments under the Plan.  The Trust shall be a grantor trust for tax purposes.  The Trustee will have the duty to invest the Trust assets and funds in accordance with the terms of the Trust.  The Employers shall be entitled at any time, and from time to time, in their sole discretion, to substitute assets of at least equal fair market value for any assets held in the Trust.  All rights associated with the assets of the Trust will be exercised by the Trustee or the person designated by the Trustee, and will in no event be exercisable by or rest with Participants or their beneficiaries.  The Trust shall provide that any assets shall be used for the payment of benefits under the Plan and, to the extent the assets of the Trust exceed the amounts otherwise necessary for the payment of benefits (as a result of forfeitures under Section 7.2), the payment of administrative expenses of the Plan, provided, however, that in the event of the insolvency of the Company, the Trustee shall hold the assets for the benefit of the general creditors of the Company and its affiliated companies.

4.4              Assumption of Risk.

  The Participant, by electing to make deferrals under this Plan, assumes all risk in connection with any decrease in value of the Participant's Account.

SECTION 5
PAYMENT AMOUNT, TIME AND MANNER OF PAYMENT

5.1              Payment Amount.

  The "Payment Amount" shall be the Participant's Account balance as determined under Sections 4.1 and 4.2 as of the date of the Event of Maturity that gave rise to a distribution of a Participant's Account.

5.2              Maturity.

A Participant's Account shall mature and shall become payable in accordance with this Section 5 upon the earliest occurrence of any of the following events while in the employment of an Employer or an Affiliate:

(a)                the Participant's death, or
(b)               the Participant's Termination of Employment (including retirement), or
(c)                the Participant's Disability, or

(d)        termination of this Plan

5.3              Time and Form of Payments.

  Distribution of amounts withheld pursuant to a Deferral Election will be made either in one lump sum or in five annual installments, as selected by the Participant in the Deferral Election. Upon the occurrence of an Event of Maturity effective as to a Participant, the Committee shall cause the Employer to commence payment of such Participant's Account (reduced by the amount of any applicable payroll, withholding or other taxes) in the form designated by the Participant in his or her Deferral Election.  If a lump sum payment has been elected, payment of the Participant's Account will be made within sixty (60) days after the Event of Maturity giving rise to the distribution.  If a Participant has elected annual installments, payments will commence in January of the year following the year in which the Event of Maturity occurred, or if such event occurred in December, within 60 days after such event.  All payments from the Plan will be in cash, not in kind.

5.3.1               New Designation of Form of Payment.

  At any time, and from time to time, a Participant may file with the Committee a new designation of form of payment.  Each such subsequent designation shall supercede all prior designations and shall be effective as to the Participant's entire Account (including the portions of the Account attributable to periods before the new designation is filed) as if the new designation had been made in writing at the time of his or her initial Deferral Election.  Notwithstanding the foregoing, however, any new designation shall be disregarded as if it had never been filed (and the prior effective designation will be given effect) unless the designation:

(a)                was filed with the Committee at least one year before the Event of Maturity, and
(b)               was filed at least one year after any other prior designation (including the designation made on the Initial Deferral Election).

5.3.2               Code §162(m) Delay.

  If the Committee determines that delaying the time of the initial payments are made or commenced would increase the probability that such payments would be fully deductible for federal or state income tax purposes, the Committee may unilaterally delay the time of the making or commencement of payments for up to twenty‑four (24) months after the date such payments would otherwise be payable.

5.4              Determination of Annual Installment Amounts.

  If distributions are made in annual installments over a period of years, the amount of each annual installment will be determined by the Committee, by dividing the portion of the Participant's Account balance which is payable in installments, measured immediately before an installment payment, by the number of installments remaining to be paid.

5.5              Default.

  If the form of payment is not clearly designated in the Deferral Election, a designation of a single lump sum payment will be deemed to have been made.

5.6              Withholding.

  The Company may withhold from any payments any deductions required by law.

SECTION 6
DEATH OR DISABILITY

6.1              Payment.

  A Participant's Payment Amount shall be payable under Sections 6.2 through 6.6 on the Participant's death or disability regardless of the provisions of Section 5, subject to the following provisions.

6.2              Death.

  On death, the Payment Amount shall be paid as follows:

(a)                If the Beneficiary is the surviving spouse and the Participant had elected an installment payout, by installments, in accordance with the election, beginning in January of the year following the year of death, provided that if the death occurred in December, the first installment will be paid within 60 days of the Participant's death and the remaining annual installments will be paid in January thereafter.
(b)               In all other cases, by a lump sum, payable within 60 days after the Participant's death.

6.3              Beneficiaries.

  An amount payable on death of a Participant shall be paid to the Participant's Beneficiary in the following order of priority:

(a)                To the surviving Beneficiaries designated by the Participant in writing to the Committee.
(b)               To the Participant's spouse, if living.
(c)                To the Participant's estate.

6.4              Beneficiary Designation.

  A Participant shall submit to the Company upon initial designation as an eligible employee in the Plan, and at such other times as the Participant desires, on a form provided by the Committee, a written designation of the beneficiary or beneficiaries to whom payment of the Participant's Account under the Plan shall be made in the event of the Participant's death.  Beneficiary designations shall become effective only when received by the Company.  Beneficiary designations first received by the Company after the Participant's death, and any designations in effect at the time a valid subsequent designation is received by the Company, shall be invalid and have no effect.

6.5              Disclaimers by Beneficiaries.

  A Beneficiary entitled to a payment of all or a portion of a deceased Participant's Account may disclaim an interest therein subject to the following requirements.  To be eligible to disclaim, a Beneficiary must not have received a payment of all or any portion of the Account at the time such disclaimer is executed and delivered, and, if a natural person, must have attained must have attained legal age as of the date of the disclaimer.  Any disclaimer must be in writing and must be executed personally by the Beneficiary before a notary public.  A disclaimer shall state that the Beneficiary's entire interest in the unpaid Account is disclaimed or shall specify what portion thereof is disclaimed.  To be effective, an original executed copy of the disclaimer must be both executed and actually delivered to the Committee after the date of the Participant's death but not later than nine (9) months after the date of the Participant's death.  A disclaimer shall be irrevocable when delivered to the Committee.  A disclaimer shall be considered to be delivered to the Committee only when actually received by an officer of the Company or a member of the Committee who is familiar with the affairs of the Plan.  The Committee shall be the sole judge of the content, interpretation and validity of a purported disclaimer.  Upon the filing of a valid disclaimer, the Beneficiary shall be considered not to have survived the Participant as to the interest disclaimed.  A disclaimer by a Beneficiary shall not be considered to be a transfer of an interest in violation of the provisions of Section 10.3.  No other form of attempted disclaimer shall be recognized by the Committee.  The foregoing requirements are solely for the purpose of disclaiming benefits under the Plan and compliance with these requirements does not assure that the disclaimer will be valid for tax purposes or any other purposes.  It is the responsibility of the person disclaiming to assure compliance with any and all requirements to assure proper tax treatment of the disclaimer if that is intended

6.6              Special Rules.

  Unless the Participant has otherwise specified in the Participant's Beneficiary designation, the following rules shall apply:

(a)                If there is not sufficient evidence that a Beneficiary was living at the time of the death of the Participant, it shall be deemed that the Beneficiary was not living at the time of the death of the Participant.
(b)               The automatic Beneficiaries specified in Section 6.3 and the Beneficiaries designated by the Participant shall become fixed at the time of the Participant's death so that, if a Beneficiary survives the Participant but dies before the receipt of all payments due such Beneficiary hereunder, such remaining payments shall be payable to the representative of such Beneficiary's estate.
(c)                If the Participant designates as a Beneficiary the person who is the Participant's spouse on the date of the designation, either by name or by relationship, or both, the dissolution, annulment or other legal termination of the marriage between the Participant and such person shall automatically revoke such designation.  (The foregoing shall not prevent the Participant from designating a former spouse as a Beneficiary on a form executed by the Participant and received by the Committee after the date of the legal termination of the marriage between the Participant and such former spouse, and during the Participant's lifetime.)
(d)               Any designation of a nonspouse Beneficiary by name that is accompanied by a description of relationship to the Participant shall be given effect without regard to whether the relationship to the Participant exists either then or at the Participant's death.
(e)                Any designation of a Beneficiary only by statement of relationship to the Participant shall be effective only to designate the person or persons standing in such relationship to the Participant at the Participant's death.
(f)                 A Beneficiary designation is permanently void if it either is executed or is filed by a Participant who, at the time of such execution or filing, is then a minor under the law of the state of the Participant's legal residence.  The Committee shall be the sole judge of the content, interpretation and validity of a purported Beneficiary designation.

6.7              Surviving Spouse and Installment Payments.

  If a surviving spouse is receiving installments and dies when a balance remains, the balance shall be paid in a lump sum to the spouse's estate.

6.8              Disability.

  Notwithstanding any provisions herein to the contrary, while a Participant is receiving long-term disability benefits under a plan sponsored by an Employer, no payments will be made under this Plan.  If disability benefits stop and disability continues, the Payment Amount shall be paid in the manner selected under Section 5.3, with either the lump sum due within 60 days of the date the disability benefits stop.  If the Participant dies, the provisions applicable to death shall be followed.  If the Participant ceases to be disabled and does not resume active employment, the Payment Amount shall be paid in accordance with Section 5.

6.9              Determination of Disability.

  A Participant is disabled if the Committee determines that either of the following apply:

(a)                The Participant is eligible to receive long-term disability benefits under a plan maintained by the Employer or an affiliate or would have been eligible if covered by such plan.
(b)               In the absence of a plan under (a), the Participant is permanently and totally disabled due to a medically determinable physical or mental impairment which (i) renders the individual incapable of performing any substantial gainful employment, (ii) can be expected to be of long-continued and indefinite duration or result in death, and (iii) is evidence by a certification to this effect by a doctor of medicine approved by the Committee.  In lieu of such a certification, the Committee may accept the official written determination that the individual will be eligible for disability benefits under the federal Social Security Act as now enacted or hereinafter amended (when any waiting period expires).

SECTION 7
WITHDRAWALS

7.1              Hardship Withdrawals.

  A Participant may withdraw amounts from the Account before those amounts would otherwise have been paid because of financial hardship, as determined by the Committee.  The withdrawal shall be limited to the amount reasonably necessary to meet the financial hardship, including any amounts necessary to pay federal, state or local income taxes reasonably anticipated to result from the payment.

7.1.1               Financial hardship.

  A financial hardship means a Participant's immediate and substantial financial need that cannot be met from other reasonably available resources and is caused by one or more of the following:

(a)                Medical expenses for the Participant or surviving spouse, a member of the Participant's immediate family or household, or other dependent.
(b)               Loss of or damage to a Participant's possessions or property due to casualty.
(c)                Other extraordinary and unforeseeable circumstances arising from events beyond the Participant's control.

7.1.2               Withdrawal Applications.

  The Committee shall establish guidelines and procedures for implementing withdrawals.  An application shall be written, be signed by the Participant and include a statement of facts causing the financial hardship and any other facts required by the Committee.

7.1.3               Limitations

  The withdrawal date shall be fixed by the Committee.  The Committee may require a minimum advance notice and may limit the amount, time and frequency of withdrawals.

7.2              Early Distribution.

  Notwithstanding any other provision of the Plan, any Participant or Beneficiary may, at any time, elect to receive an early payment of the Participant's Account balance, reduced by a penalty equal to ten percent (10%) of the Account balance as of the date of such election.  The ten percent (10%) penalty shall be permanently forfeited and shall not be paid to, or in respect of, the Participant or Beneficiary.  Any early payment under this Section 7.2 will be made as soon as administratively feasible after the Participant's or Beneficiary's election.  Whenever a Participant receives an early payment under this Section 7.2, the Participant's participation under the Plan will terminate effective as of the date of such early payment and the Participant shall not be eligible to participate in the Plan until the third Plan Year beginning after the date of such early payment.

SECTION 8
AMENDMENT; TERMINATION

8.1              Amendment and Termination Generally.

  Subject to the limitations of Sections 8.2 and 8.3, the Plan may be amended or terminated at any time through action by the Board, or by the Committee.  Upon termination, each Participant or Beneficiary, as the case may be, will receive an amount equal to such Participant's Account balance, less any withholding obligations, as soon as practicable following the date the Plan is terminated.  Distribution of each Participant's Account balance shall be made in the manner determined by the Company in its sole and absolute discretion.

8.2              Before a Change-in-Control.

  Prior to the occurrence of a Change-in-Control, the Board or Committee may unilaterally amend the Plan prospectively, retroactively or both, at any time and for any reason deemed sufficient by it without notice to any person affected by this Plan and may likewise terminate this Plan both with regard to persons expecting to receive benefits in the future, subject to the following.

8.2.1               Terminated Participants.

  The benefit, if any, payable to or with respect to a Participant who has had a termination of employment as of the effective date of such amendment, or the effective date of such termination, shall not be, without the knowing and voluntary written consent of the Participant, diminished or delayed by such amendment or termination (but the Committee may amend the Plan to otherwise modify the payment of any such benefit including, but not limited to, accelerating the payment of all remaining payments into a single lump sum payment).

8.2.2               Other Participants.

  The benefit, if any, payable to or with respect to each other Participant determined as if such Participant had a termination of employment on the effective date of such amendment or the effective date of such termination, shall not be, without the knowing and voluntary written consent of the Participant, diminished or delayed by such amendment or termination (but the Committee may amend the Plan to otherwise modify the payment of any such benefit including, but not limited to, accelerating the payment of all remaining payments into a single lump sum payment).

8.3              After a Change-in-Control.

  After the occurrence of a Change-in-Control, the Committee may amend or terminate the Plan as provided in Section 8.2 but subject to the following limitations.

8.3.1               Existing Participants.

  After the occurrence of a Change-in-Control, the Board or Committee may only amend or terminate the Plan as applied to Participants who are Participants on the date of the Change-in-Control if:

(a)                all benefits payable to or with respect to persons who were Participants as of the Change-in-Control (including benefits earned before and benefits earned after the Change-in-Control) have been paid in full prior to the adoption of the amendment or the termination, or
(b)               eighty percent (80%) of all the Participants determined as of the date of the Change-in-Control give knowing and voluntary written consent to such amendment or termination.

8.3.2               New Participants.

  After the occurrence of a Change-in-Control, as applied to Participants who are not Participants on the date of the Change-in-Control, the Board or Committee may unilaterally amend the Plan prospectively, retroactively or both, at any time and for any reason deemed sufficient by it without notice to any person affected by this Plan and may likewise terminate this Plan.

8.4              No Oral Amendments.

No modification of the terms of the Plan or termination of this Plan shall be effective unless it is in writing and signed on behalf of the Board or Committee by a person authorized to execute such writing.  No oral representation concerning the interpretation or effect of the Plan shall be effective to amend the Plan nor binding on any person charged with the interpretation or application of the Plan.

8.5              Plan Binding on Successors.

The Principal Sponsor shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Employers), by agreement, to expressly assume and agree to perform this Plan in the same manner and to the same extent that the Employers would be required to perform it if no such succession had taken place.

8.6              Payment.

  If the Internal Revenue Service issues a final ruling that any amounts deferred under this Plan will be subject to current income tax, all amounts to which the ruling is applicable shall be paid to the Participants within 30 days.

SECTION 9
CLAIMS PROCEDURE

9.1              Initial Claim.

  Any person claiming a benefit or requesting an interpretation, ruling or information under the Plan shall present the request in writing to the Committee, which shall respond in writing as soon as practicable.

9.2              Denial.

  If the claim or request is denied, the written notice of denial shall state:

(a)                The reasons for denial, with specific reference to the Plan provisions on which the denial is based.
(b)               A description of any additional materials or information required and an explanation of why it is necessary.
(c)                An explanation of the Plan's claim review procedure.

9.3              Time.

  The initial notice of denial shall normally be given within 90 days of receipt of the claim.  If special circumstances require an extension of time, the claimant shall be so notified and the time limit shall be 180 days.

9.4              Appeal.

  Any person whose claim or request is denied or who has not received a response within 30 days may request a review by notice in writing to the Committee.  The original decision shall be reviewed by the Committee, which may, but shall not be required to, grant the claimant a hearing.  On review, whether or not there is a hearing, the claimant may have representation, examine pertinent documents and submit issues and comments in writing.

9.5              Final Decision.

  The decision on review shall ordinarily be made within 60 days.  If an extension of time is required for a hearing or other special circumstances, the claimant shall be so notified and the time limit shall be 120 days.  The decision shall be in writing and shall state the reasons and the relevant plan provisions.  All decisions on review shall be final and bind all parties concerned.

SECTION 10
GENERAL PROVISIONS

10.1          Attorneys' Fees.

  If suit or action is instituted to enforce any rights under this Plan, the prevailing party may recover from the other party reasonable attorneys' fees at trial and on any appeal.

10.2          Notices.

  Any notice under this Plan shall be in writing and shall be effective when actually delivered or, if mailed, when deposited as first class mail postage prepaid.  Mail shall be directed to the Company at the address stated in this Plan, to the Participant's last known home address shown in the Company's records, or to such other address as a party may specify by notice to the other parties.  Notices to an Employer or the Committee shall be sent to the Company's address.

10.3          Nontransferability; Spendthrift Provisions.

  The rights of a Participant under this Plan are personal.  Except for the limited provisions of Section 6, no interest of a Participant or one claiming through a Participant may be directly or indirectly assigned, alienated, pledged, transferred or encumbered and no such interest shall be subject to seizure by legal process, attachment, garnishment, execution following judgment or in any other way subjected to the claims of any creditor.

10.4          Not an Employment Contract.

  This Plan is not and shall not be deemed to constitute a contract of employment between the Employer and any employee or other person, nor shall anything herein contained be deemed to give any employee or other person any right to be retained in an Employer's employ or in any way limit or restrict the Employer's right or power to discharge any employee or other person at any time and to treat him without regard to the effect which such treatment might have upon the employee as a Participant in the Plan.

10.5          Successors.

  Amounts payable under this Plan shall be an obligation of the Company and the Trust.  If an Employer merges, consolidates, or otherwise reorganizes or if its business or assets are acquired by another company, this Plan shall continue with respect to those eligible individuals who continue in the employ of the successor company.  The transition of Employers shall not be considered a termination of employment for purposes of this Plan.

10.6          Incompetence.

  The Committee may decide that because of the mental or physical condition of a person entitled to payments, or because of other relevant factors, it is in the person's best interest to make payments to others for the benefit of the person entitled to payment.  In that event, the Committee may in its discretion direct those payments to be made as follows:

(a)                To a parent or spouse or a child of legal age;
(b)               To a legal guardian; or
(c)                To one furnishing maintenance, support, or hospitalization.

10.7          Expenses.

  All expenses and costs in connection with the adoption and administration of the Plan and Trust will be borne by the Employers.

10.8          Governing Law.

  Except to the extent that federal law is controlling the Plan shall be construed and entered in accordance with and governed by the laws of the State of Idaho.  Invalidation of any one of the provisions of the Plan for any reason shall in no way affect the other provisions hereof, and all such other provisions shall remain in full force and effect.

10.9          Unsecured General Creditor.

  Any amount allocated to a Participant's Account balance under this Plan shall be an unfunded, unsecured promise of the Employer to make payments in the future.  Participants and their beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of the Employer.  Any and all of the Employer's assets shall be, and remain, the general, unpledged, unrestricted assets of the Employer.  The Employer may, but shall not be required to, establish a reserve of assets to provide funds for payments under this Plan.  Such reserve may be through a trust fund, which it is intended will be established on such terms and conditions as shall prevent taxation and Participants and Beneficiaries of any amounts held in the reserve or credited to Account balances prior to the time payments are made.  Establishing a reserve shall have no effect on the operation of this Plan or upon the status of Participants as unsecured general creditors of the Employer.  Rights to payments will not be limited to assets held in any reserve.

10.10      Construction.

10.10.1       ERISA Status.

  This Plan is adopted with the understanding that it is an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as provided in section 201(2), section 301(3) and section 401(a)(1) of ERISA.  Each provision shall be interpreted and administered accordingly.

10.10.2       IRC Status.

This Plan is intended to be a nonqualified deferred compensation arrangement.  The rules of section 401(a) et. seq. of the Code shall not apply to this Plan.  The rules of section 3121(v)(2) and section 3306(r)(2) of the Code shall apply to this Plan.

10.10.3       Rules of Document Construction:

(a)                Age.  An individual shall be considered to have attained a given age on such individual's birthday for that age (and not on the day before).  Individuals born on February 29 in a leap year shall be considered to have their birthdays on February 28 in each year that is not a leap year.
(b)               Compounds.  The words "hereof," "herein" or "hereunder" or other similar compounds of the word "here" shall mean and refer to the entire Plan and not to any particular paragraph or Section of the Plan unless the context clearly indicates to the contrary.
(c)                Titles.  The titles given to the various Sections of the Plan are inserted for convenience of reference only and are not part of the Plan, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof.
(d)               References to Laws. A reference in the Plan a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation.

10.11      Effect on Other Plans.

  This Plan shall not alter, enlarge or diminish any person's employment rights or obligations or rights or obligations under any other retirement plan sponsored by an Employer.

10.12      Effective Date.

  This Plan shall be effective November 15, 2000.

IDAHO POWER COMPANY.

Date:  November 15, 2000                           By:  /s/ John B. Carley